EXHIBIT 10.2



                                                               March 27, 2000




To each of the Banks
parties to the Credit Agreement
(as defined below) and to Citibank N.A., as Administrative Agent for such Lenders

Ladies and Gentlemen:

                  Reference is made to The Boeing Company Amended and Restated 364-Day Bank Credit Agreement dated as of September 29, 1999 among The Boeing Company (the "Company"), certain other borrowers parties thereto, the Banks named therein, Citibank N.A., as Administrative Agent for said Banks, and The Chase Manhattan Bank, as Syndication Agent for said Banks (the "Credit Agreement"). Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

                  Please be advised that the Company hereby designates its undersigned Subsidiary, Boeing Capital Corporation ("Subsidiary Borrower"), as a "Subsidiary Borrower" under and for all purposes of the Credit Agreement. The Subsidiary Borrower is authorized to draw up to but no more than $1 billion in total aggregate outstanding draws.

                  The Subsidiary Borrower, in consideration of each Bank's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Subsidiary Borrower" and a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Subsidiary Borrower hereby represents and warrants to each Lenders as follows:

                  (a) The Subsidiary Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Subsidiary Borrower is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not have a materially adverse effect on the financial condition of the Company and the Subsidiary Borrowers as a whole.

                  (b) The execution, delivery and performance by the Subsidiary Borrower of this Subsidiary Borrower Letter, the Credit Agreement and its Notes are within the Subsidiary Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (which approval remains in full force and effect), and do not contravene any law, any provision of the Subsidiary Borrower's charter or by-laws or any contractual restriction binding on the Subsidiary Borrower.

                  (c) This Subsidiary Borrower Letter is, and the Notes of the Subsidiary Borrower when duly executed and delivered by the Subsidiary Borrower, will constitute legal, valid and binding obligations of the Subsidiary Borrower, enforceable against the Subsidiary Borrower in accordance with their respective terms.

                  (d) In the Subsidiary Borrower's opinion, there are no pending or threatened actions or proceedings before any court or administrative agency which can reasonably be expected to materially adversely affect the financial condition or operations of the Subsidiary Borrower or any Subsidiary.

                  (e) The Consolidated statement of financial position as of December 31, 1999 and the related Consolidated statement of earnings and retained earnings for the year then ended (copies of which have been furnished to each Bank) correctly set forth the Consolidated financial condition of the Company and its Subsidiaries as of such date and the result of the Consolidated operations for such year, and since such date there has been no material adverse change in such condition or operations which is likely to impair the ability of the Company to repay Advances.

                  (f) The Subsidiary Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Subsidiary Borrower only or of the Subsidiary Borrower and its subsidiaries on a consolidated basis) subject to the provisions of Section 4.02(a) of the Credit Agreement will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                  (g) The Subsidiary Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Subsidiary Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             THE BOEING COMPANY

                                             By: /S/ WALTER SKOWRONSKI
                                                 Walter Skowronski
                                                 Vice President & Treasurer

                                             BOEING CAPITAL CORPORATION

                                             By: /S/ THOMAS MOTHERWAY
                                                 Thomas Motherway
                                                 President